     As filed with the Securities and Exchange Commission on April 30, 2001
                                                      Registration No. 333-33152
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                SIPEX CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                    04-6135748
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                     22 LINNELL CIRCLE, BILLERICA, MA 01821
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              --------------------

                                JAMES E. DONEGAN
                             CHIEF EXECUTIVE OFFICER
                                SIPEX CORPORATION
                                22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821
               (Name and address of agent for service of process)
                                 (978) 667-8700
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                             KENNETH J. GORDON, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000


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     The Registrant hereby removes from registration under this Registration
Statement (No. 333-33152) 1,948,873 shares of Common Stock, $.01 par value per share, registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. The Offered Shares were registered in connection with the Registrant's acquisition of Calogic and its subsidiary, Alpha Semiconductor, Inc. (the "Acquisition").

     By the terms of this Registration Statement and a Registration Rights Agreement by and among the Registrant and the former stockholders of Calogic and Alpha Semiconductor, Inc., the Registrant was required to keep this Registration Statement effective until November 23, 2000, the first anniversary of the closing of the Acquisition. As of the date hereof, 1,651,126 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, Massachusetts on April 30, 2001.

                                          SIPEX Corporation

                                          By: /s/ James E. Donegan
                                             ------------------------------
                                             James E. Donegan
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.

SIGNATURE                   TITLE                                   DATE
---------                   -----                                   ----

                            Chief Executive Officer and
                            Chairman of the Board of            April 30, 2001
/s/ James E. Donegan        Directors (principal executive
-------------------------   officer)
James E. Donegan
                            Executive Vice President, Chief     April 30, 2001
/s/ Frank R. DiPietro       Financial Officer and Treasurer
-------------------------   (principal financial and
Frank R. DiPietro           accounting officer)


          *                 Director                            April 30, 2001
-------------------------
Manfred Loeb


          *                 Director                            April 30, 2001
-------------------------
Willy Sansen


          *                 Director                            April 30, 2001
-------------------------
John L. Sprague


          *                 Director                            April 30, 2001
-------------------------
Lionel H. Olmer


          *                 Director                            April 30, 2001
-------------------------
Doug McBurnie

/s/ Frank R. DiPietro                                           April 30, 2001
-------------------------
*By: Frank R. DiPietro
     as Attorney in Fact